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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 20, 2008
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement.

Effective March 20, 2008, Kevin J. O’Hara entered into a Separation Agreement and General Release (the “Agreement”) with Level 3 Communications, LLC (“Level 3 LLC”), on behalf of its parent and affiliates. Level 3 LLC is an indirect, wholly owned subsidiary of Level 3 Communications, Inc. (the “Company”). The Agreement confirms the termination of Mr. O’Hara’s employment with Level 3 LLC effective March 10, 2008. In addition, as part of the Agreement, Mr. O’Hara resigned all of his officer and director or manager positions with each of the Company’s subsidiaries.

So long as Mr. O’Hara does not revoke the Agreement, on March 28, 2008, subject to the terms of the Agreement, Level 3 LLC will pay to Mr. O’Hara one year of his base salary ($585,000) less withholding for federal and state taxes and less appropriate payroll deductions.

In addition, all of Mr. O’Hara’s outperform stock options or OSO’s that were awarded to him prior to March 2007 shall be fully vested and exercisable until the earlier of the respective expiration date of the OSO, or September 9, 2009. Any OSO awards awarded after March 2007 will be forfeited. As of March 20, 2008, these OSOs have a zero value.

Mr. O’Hara and the Company agreed that all of the restrictions on his outstanding 684,057 restricted stock units or RSUs will lapse on April 1, 2008. The shares of common stock issuable upon the RSU restrictions lapsing will not be issued to Mr. O’Hara until the expiration of such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). As of March 20, 2008, the shares of the Company’s common stock underlying these 684,057 RSUs had a value of $1,272,346.02.

In exchange for the benefits offered in the Agreement, Mr. O’Hara provided to Level 3 LLC a general release with respect to any claims arising out of his employment or separation from employment.

Mr. O’Hara agreed, for a period of 12 months from March 10, 2008, that he will not: (a) directly or indirectly solicit the services of, induce away from employment with, or hire any employee of Level 3 LLC or its affiliates during their employment with Level 3 LLC; (b) solicit from any corporation, firm, or organization that is a customer of Level 3 LLC any business, service, or product that Level 3 LLC is providing said customer; (c) induce or attempt to induce any customer, supplier, licensee or other business relation of Level 3 LLC to cease doing business with Level 3 LLC or interfere with the relationship between any such customer, supplier, licensee or business relation and Level 3 LLC; or (d) directly or indirectly engage in, own, manage, be employed by, assist, loan money to, or promote business for any person or entity who or which is engaged in the same business as Level 3 LLC, offers for sale the same products or services as Level 3 LLC, or otherwise is a competitor of Level 3 LLC, without the express written consent of the Chairman of the Compensation Committee of the Company. Clause (d) above will be limited as set forth in the Agreement.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Agreement contained in this Current Report are qualified in their entirety by reference to such exhibit.

Consulting Agreement

Effective March 20, 2008, Mr. O’Hara and Level 3 LLC also entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. O’Hara agreed to perform the following work and services: operations analysis and support, capital raising support, regulatory and government affairs support, market positioning and strategy, customer targeting, sales, mergers and acquisitions support, and any other activities related to his prior responsibilities with Company, requested by a Group Vice President or higher level executive, and approved by the Chief Executive Officer of the Company (“Services”). The term of the Consulting Agreement began on March 20, 2008 and will extend to March 9, 2009, unless earlier terminated.

In consideration for Mr. O’Hara’s full and timely performance of the Services, Level 3 LLC will pay Mr. O’Hara the sum of One Hundred Thousand Dollars ($100,000.00) per month of each month during the term of the Consulting Agreement. Level 3 LLC will also pay Mr. O’Hara’s reasonable out of pocket expenses incurred in connection with the delivery of the Services, consistent with Level 3 LLC’s expense reimbursement policies.

Mr. O’Hara agreed to indemnify and hold harmless Level 3 LLC and its officers, directors, agents and employees, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees) (“Losses”) arising out of or relating to the Consulting Agreement, except to the extent such claim, demand, cause of action, loss, damage, cost and expense is caused solely by the negligent acts or failures to act of Level 3 LLC, its officers, directors, agents and employees, in which case Level 3 LLC shall indemnify Mr. O’Hara for any Losses caused by Level 3 LLC’s (or its officers, directors, agents and employees’) negligent acts or failures to act.

Mr. O’Hara agreed, that for a period of 12 months from March 20, 2008, he will not: (a) directly or indirectly, solicit the services of, induce away from employment with, or hire any employee of Level 3 LLC or its affiliates during their employment with Level 3 LLC and for a period of six months after they are no longer employed by Level 3 LLC, without Level 3 LLC’s prior written consent; (b) solicit, directly or indirectly, for himself or on behalf of a third party any corporation, firm, or organization that is a customer of Level 3 LLC any business, service or product that Level 3 LLC is providing said customer; (c) without the express written consent of the Chairman of the Compensation Committee of the Company, which consent will not be unreasonably withheld, directly or indirectly engage in, own, manage, be employed by, assist, loan money to, or promote any business, for any person or entity; or (d) directly or indirectly engage in, own, manage, be employed by, assist, loan money to, or promote any business, for any person or entity who or which is engaged in the same business of Level 3 LLC, offers for sale the same products or services of Level 3 LLC, or otherwise is a competitor of Level 3 LLC. Clause (d) shall be limited as set forth in the Consulting Agreement.

To the extent, through the Chairman of the Company’s Compensation Committee, a consent contemplated by clause (c) above is granted to Mr. O’Hara, Level 3 LLC’s payment obligations under the Consulting Agreement will cease as of the date of that consent.

In addition, Level 3 LLC may terminate the Consulting Agreement for “cause.” For purposes of the Consulting Agreement “cause” means Level 3 LLC’s good faith determination that Mr. O’Hara has committed any of the following in breach of the Consulting Agreement: (1) failure to provide the Services; (2) conduct that is materially injurious to Level 3 LLC or any of its affiliates; (3) fraud, theft or embezzlement or any other material act of dishonesty with respect to Level 3 LLC or its affiliates; (4) willful use or imparting of any confidential or proprietary information of Level 3 LLC or an affiliate; or (5) a felony or crime involving moral turpitude.

The Consulting Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Consulting Agreement contained in this Current Report are qualified in their entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits

10.1	Separation Agreement and General Release, dated March 20, 2008, between Level 3 Communications, LLC and Kevin J. O’Hara.
10.2	Consulting Agreement, dated as of March 20, 2008, between Level 3 Communications, LLC and Kevin J. O’Hara

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein

Neil J. Eckstein, Senior Vice President

Date: March 26, 2008